Manhattan Pharmaceuticals Completes $1 Million Financing

NEW YORK, NY NOV 25, 2008 - Manhattan Pharmaceuticals, Inc. (OTCBB: MHAN) today announced that it has completed the first closing of a private placement of secured debt and warrants to purchase shares of its common stock. Pursuant to the terms of the private placement, the Company can sell up to 500 units to accredited investors with each unit consisting of (i) a 12% Senior Secured Promissory Note in the principal amount of $5,000, and (ii) a warrant to purchase up to 166,667 shares of the Company’s common stock at an exercise price of $0.09.

On November 19, 2008, the Company completed the sale of 207 units for a total of approximately $1.0 million. The Company may sell up to an additional 293 units (493 units if the overallotment is exercised) in subsequent closings. To secure the Company’s obligations under the notes issued in the private placement, the Company has pledged its interest in certain of the Company’s assets.

The units have not been registered under the Securities Act, or any state securities laws, and were issued in a private placement transaction under Regulation D and may not be transferred or resold except as permitted by the Securities Act. The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale by the investors of the shares of common stock issuable upon exercise of the warrants. Until this registration statement is declared effective by the Securities and Exchange Commission the shares of common stock issuable upon exercise of the warrants may not be transferred or resold unless the transfer or resale is registered or unless exemptions from the registration requirements of the Securities Act and applicable state laws are available.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful and is being issued under Rule 135c of the Securities Act.

About Manhattan Pharmaceuticals, Inc.
Manhattan Pharmaceuticals, Inc. is a specialty pharmaceutical company that acquires and develops novel, high-value drug candidates primarily for the treatment of dermatologic disorders. With a pipeline consisting of four clinical stage product candidates, the company is currently developing Hedrin™, a novel, non-insecticide treatment for pediculosis (head lice); Topical PTH (1-34) for the treatment of psoriasis; Altoderm™ (topical cromolyn sodium) for the treatment of pruritus associated with dermatologic conditions including atopic dermatitis; and Altolyn™ (oral tablet cromolyn sodium) for the treatment of mastocytosis. (http://www.manhattanpharma.com)

Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause Manhattan Pharmaceuticals, Inc.'s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "expects," "plans," "believes," "intends," "will," and similar words or phrases. These statements are based on Manhattan Pharmaceuticals, Inc.'s current expectations, forecasts and assumptions, which are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurances that Manhattan Pharmaceuticals, Inc.’s development efforts relating to its Hedrin™, PTH (1-34), Altoderm™, or Altolyn™ product candidates, being developed by our joint venture with Nordic Biotech Venture Fund, or any future product candidates, will be successful, or that Manhattan Pharmaceuticals, Inc. will be able to out-license its discontinued programs to other companies on terms acceptable to Manhattan Pharmaceuticals, Inc. or at all. Other risks that may affect forward-looking information contained in this press release include, without limitation, the company's extremely limited capital resources, the possibility of being unable to obtain regulatory approval of Manhattan Pharmaceuticals, Inc.'s product candidates, the risk that the results of clinical trials may not support the company's claims, the risk that the company's product candidates may not achieve market acceptance in North America or elsewhere, the company's reliance on third-party researchers to develop its product candidates, availability of patent protection, the risk that sufficient capital may not be available to develop and commercialize the company's product candidates, the company's lack of experience in developing and commercializing pharmaceutical products, and that trading in the company's stock may be adversely impacted by the company's voluntary delisting of its common stock from the American Stock Exchange. Additional risks are described in the company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007. Manhattan Pharmaceuticals, Inc. assumes no obligation to update the information contained in this press release, whether as a result of new information, future events or otherwise.

Contact
Manhattan Pharmaceuticals, Inc.
Michael G. McGuinness, Chief Operating & Financial Officer
(212) 582-3950